UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): January 8, 2003


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Indiana                                  1-9250               35-1468632
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         (Former name or former address,
                         if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure.

          On December 18, 2002, the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") granted a motion and entered an interim order on the docket (the "Interim NOL Order") to assist Conseco, Inc. and certain of its subsidiaries (collectively, the "Debtors") in preserving their net operating losses by prohibiting sales and other transfers of equity securities of the Debtors by Substantial Equityholders (as defined in the Interim NOL Order) without the consent of the Debtors. A copy of the Interim NOL Order was filed on Conseco, Inc.'s Current Report on Form 8-K dated December 18, 2002.

          On January 8, 2003, Conseco, Inc. filed with the Bankruptcy Court an amended final order (the "Amended Final Order") that makes certain technical amendments to the Interim NOL Order, and is attached as Exhibit 99.1 to this Report. The Amended Final Order will be considered at a hearing before the Bankruptcy Court currently scheduled for January 14, 2003.

          The Interim NOL Order, the Amended Final Order and all related court filings can be accessed at http://www.ilnb.uscourts.gov or http://www.bmccorp.net/conseco.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)     Exhibits

                  99.1     Amended final NOL Order (including exhibits thereto).

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CONSECO, INC.

January 10, 2003
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer